    As filed with the Securities and Exchange Commission on January 29, 2001
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              CV THERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                             45-1570294
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                               ------------------

                                3172 PORTER DRIVE
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 812-0585
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                CV THERAPEUTICS, INC. 2000 EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)


                           LOUIS G. LANGE, M.D., PH.D.
                             CHIEF EXECUTIVE OFFICER
                              CV THERAPEUTICS, INC.
                                3172 PORTER DRIVE
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 812-0585
              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             ALAN C. MENDELSON, ESQ.
                                LATHAM & WATKINS
                             135 COMMONWEALTH DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 463-4693

----------------------------------------------------------------------------------------------------------------------
                                           CALCULATION OF REGISTRATION FEE
---------------------------------------- ------------------ ------------------- ------------------ -------------------
                                           AMOUNT TO BE      PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED       REGISTERED        OFFERING PRICE        AGGREGATE       REGISTRATION FEE
                                                              PER SHARE (1)     OFFERING PRICE (2)
---------------------------------------- ------------------ ------------------- ------------------ -------------------
Common Stock, $0.001 par value issuable
under the CV Therapeutics, Inc. 2000
Equity Incentive Plan(2)                     1,500,000           $39.69            $59,535,000         $14,883.75
---------------------------------------- ------------------ ------------------- ------------------ -------------------

(1) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of a weighted average exercise price per share for 574,600 shares subject to options previously granted at $40.00 per share and (ii) pursuant to Rule 457(c) for the remaining 925,400 shares available for future grants based on the average high and low prices for the Registrant's common stock at $39.50 as reported on the Nasdaq National Market on January 26, 2001.
(2) The CV Therapeutics, Inc. 2000 Equity Incentive Plan (the "Plan") authorizes the issuance of a maximum of 1,500,000 shares, all of which are being registered hereunder.

Proposed sale to take place as soon after the effective date of the Registration Statement as options under the Plan are exercised.

                                     PART I

         The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which the Registrant filed with the Commission are incorporated by reference into this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including information specifically incorporated by reference into the Registrant's Form 10-K from its definitive proxy statement for its 2000 Annual Meeting of Stockholders, filed with the Commission on April 6, 2000;

         (b) Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2000, June 30, 2000 and September 30, 2000;

         (c) Current Reports on Form 8-K, filed with the Commission on February 25, 2000, March 1, 2000, August 16, 2000 and January 5, 2001; and

         (d) the description of the Registrant's common stock contained in its Registration Statement on Form 8-A (File No. 000-21643), filed with the Commission on October 30, 1996.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  NAMED EXPERTS.

         The validity of the issuance of the shares of common stock described herein has been passed upon for the Registrant by Latham & Watkins, Menlo Park, California. Certain Latham & Watkins attorneys hold shares of the Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach

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

of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

         Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The Registrant's Amended and Restated Certificate of Incorporation, as amended by Amendment No. 1 to the Amended and Restated Certificate of Incorporation, provides that the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law. The Registrant's Restated Bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware General Corporation Law. Section 145 of the Delaware

General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act.

         The Registrant has entered into indemnification agreements with substantially all of its executive officers and directors which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.


ITEM 8.  EXHIBITS.

         See Index to Exhibits on Page 7.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Palo Alto, County of Santa Clara, State of California, on the 29th day of January, 2001.

                            CV THERAPEUTICS, INC.

                            By:           /s/ DANIEL K. SPIEGELMAN
                               -------------------------------------------------
                                             Daniel K. Spiegelman
                               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                  (Principal financial and accounting officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LOUIS G. LANGE and DANIEL K. SPIEGELMAN, jointly and severally, his or her attorneys-in-fact and agents, each with power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURES                                         TITLE                            DATE
                    ----------                                         -----                            ----
           /s/ LOUIS G. LANGE                             Chairman of the Board and Chief         January 29, 2001
-----------------------------------------                       Executive Officer
       Louis G. Lange, M.D., Ph.D.                         (Principal executive officer)

        /s/ DANIEL K. SPIEGELMAN                         Chief Financial Officer (Principal       January 29, 2001
-----------------------------------------                 financial and accounting officer)
          Daniel K. Spiegelman

         /s/ THOMAS L. GUTSHALL                                      Director                     January 29, 2001
-----------------------------------------
           Thomas L. Gutshall

       /s/ COSTA G. SEVASTOPOULOS                                    Director                     January 29, 2001
-----------------------------------------
      Costa G. Sevastopoulos, Ph.D.

         /s/ BARBARA J. MCNEIL                                       Director                     January 29, 2001
-----------------------------------------
     Barbara J. McNeil, M.D., Ph.D.

          /s/ J. LEIGHTON READ                                       Director                     January 29, 2001
-----------------------------------------
         J. Leighton Read, M.D.

           /s/ R. SCOTT GREER                                        Director                     January 29, 2001
-----------------------------------------
             R. Scott Greer

         /s/ PETER BARTON HUTT                                       Director                     January 29, 2001
-----------------------------------------
           Peter Barton Hutt

                                INDEX TO EXHIBITS

    EXHIBIT                           DESCRIPTION
    -------                           -----------
      4.1*       CV Therapeutics, Inc. 2000 Equity Incentive Plan, as amended.

      5.1        Opinion of Latham & Watkins.

     23.1        Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

     23.2        Consent of Ernst & Young LLP, Independent Auditors.

     24.1 Power of Attorney (included on the signature page to this Registration Statement).


* Filed as an exhibit to the definitive proxy statement filed April 6, 2000 (File No. 0-21643) and incorporated herein by reference.